SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2004

(exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11811 U.S. Highway One Suite 101 North Palm Beach, Florida	33408
(zip code)

Registrant’s telephone number, including area code:    (561) 630-2400

Section 8 - Other Events

Item 8.01 Other Events.

As the Company previously disclosed in its filings with the Securities and Exchange Commission, in July 2000, the Company sold its former wholly-owned subsidiary, Professional Direct Agency, Inc. (“Pivot”), for $4,350,000 in cash. In connection with the sale, the Company agreed to indemnify the buyer (“Buyer”) for liability of up to $1,000,000 in connection with a litigation matter between Pivot and its co-founders and former owner. In March 2001, the case was dismissed based on a technical deficiency, and in August 2001, the plaintiff re-filed the complaint.

On October 8, 2004, the Company was notified that the Buyer settled the litigation matter, effective as of October 1, 2004, and the Company reimbursed the Buyer $390,000 under the indemnity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: October 19, 2004	by:	/s/ Robert J. DeFranco

Senior Vice President Chief Financial Officer